INFORMATION SERVICE AND COOPERATION AGREEMENT


                                  by and among

                Shanghai Sifang Information Technology Co. Ltd.,

                                       and

                      Shanghai TCH Data Technology Co. Ltd.

                  INFORMATION SERVICE AND COOPERATION AGREEMENT

     THIS INFORMATION SERVICE AND COOPERATION AGREEMENT ("this Agreement") is entered into on this 1st day of June, 2004 by and between Shanghai Sifang Information Technology Co. Ltd. ("Party A"), a domestically funded company limited by shares, organized and existing under the laws of the People's Republic of China (the "PRC"), and Shanghai TCH Data Technology Co. Ltd. ("Party B"), a wholly foreign-owned enterprise organized and existing under the laws of the PRC. Each of Party A and Party B shall hereinafter individually be referred to as a "Party" and collectively as the "Parties".

WHEREAS:

     (1) Party A engages in such business as wireless telecommunications and wireless information business in the PRC (the "Business"), and Party A has entered into cooperation agreements regarding, among other things, short messaging service with China Mobile Telecommunication Co., Ltd. ('"China Mobile") ;

     (2) Party B possesses expertise and resources on decoding, formatting, sorting, processing, etc. of various types of information (the "information services") involved in the Business;

     (3) The Parties desire to cooperate so as to take advantage of each other's strengths; and

     (4) Party A intends to retain Party B to provide the information services and Party B intends to retain Party A to provide transmission services (the "transmission services").

NOW THEREFORE, the Parties hereby agree as follows:

                         ARTICLE 1 SERVICE AND PAYMENT

     1. Information Services and Cooperation

     The Parties hereby agree to:

          A. appoint Party B, effective as of the date of this Agreement, as the provider of information services relating to the Business as agreed to by the Parties from time to time; and

          B. appoint Party A, effective as of the date of this Agreement, as the provider of transmission services, relating to the information reformatted and processed by Party B, to mobile phone users through China Mobile and other mobile operators, as agreed by the Parties from time to time.

     2. Based on the services hereunder, Party A is entitled to settle the services fees with China Mobile and other operators with whom Party A has agreements. Upon such settlement, Party A shall transfer all the service fees collected by Party A to Party B. In consideration for the transmission services provided by Party A, Party B shall pay to Party A an annual fee, which fee shall be based upon the costs associated with the transmission services.


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     3. Party A agrees to provide the relevant  transmission  services listed in
Schedule B and required by Part B.

     4. Party B agrees to provide the relevant information services listed in the Schedules and required by Part A.

     5. Unless otherwise agreed by both Parties in writing, neither Party shall retain any third party to provide any of the services listed in Schedules A and B hereof.

     6. Should Party A enter into any service and cooperation agreement with respect to wireless telecommunications or wireless information business with China Mobile, China Unicom or any other mobile telecommunications operator in the future, any service concerning information services listed in Schedule A shall be delivered, in the manner of cooperation as stipulated herein, to Party B to provide corresponding information services. Party A hereby confirms that the said undertaking shall be irrevocable within the term or this Agreement.

                    ARTICLE 2 TERM, TERMINATION AND SURVIVAL

     1. Term.

This Agreement shall be effective upon execution hereof by authorized representatives of the Parties and shall remain effective for a period of ten
(10) years, which will be automatically renewed for another one (1) year upon expiry of each term unless Party B notifies Party A of its intention not to renew thirty (30) days before the current term expires. Party A and Party B shall not terminate this Agreement within the term of this Agreement.

     2. No Further Obligations.

Upon termination of this Agreement, Party B shall have no further obligation to render any service hereunder to Party A.

     3. Survival.

Termination of this Agreement shall be without prejudice to any obligation by one Party to another Party which shall have accrued prior to such termination.

                     ARTICLE 3 INTELLECTUAL property rights

Party B shall be the sole and exclusive owner of all rights, title and interests to any and all intellectual property rights arising from the performance of this Agreement, including but not limited to, any copyrights, patents, know-how and otherwise, whether developed by Party A or Party B based on Party B's intellectual property.


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                           ARTICLE 4 confidentiality

Party A agrees to use all reasonable means to protect and maintain the confidentiality of Party's B's confidential data and information acknowledged or received by Party A by accepting the exclusive information services from Party B (collectively the "Confidential Information"). Party A shall not disclose or transfer any Confidential Information to any third party without Party B's prior written consent. Upon termination or expiration of this Agreement, Party A shall, at Party B's option, return all and any documents, information or software containing any of such Confidential Information to Party B or destroy or delete all of such Confidential Information from any and all memory devices, and cease to use the same. This Section shall survive after any amendment, expiration or termination of this Agreement.

                            ARTICLE 5 MISCELLANEOUS

     1. Entire Agreement.

This Agreement constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings or arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

     2. Amendment.

No variation of or supplement to this Agreement shall be effective unless both Parties have agreed in writing and have respectively obtained the required authorizations and approvals (including an approval from the board of directors of the overseas holding company).

     3. Waiver.

Any waiver on the part of any Party hereto of any rights or interests under this Agreement shall not constitute the waiver of any other right or interest or any subsequent waiver of such right or interest. The failure of any Party at any time to require performance of any provision of this Agreement shall not affect the right of such Party to require full performance thereof at any time thereafter.

     4. Assignment; Obligations of Transferees.

This Agreement shall be binding upon the Parties hereto and their respective successors and t, permitted transferees and assigns. Without the prior written consent of the other Party hereto, neither Party shall assign or transfer any rights or obligations that it may have under this Agreement.

     5. Governing Law.

The execution, interpretation, performance and termination of this Agreement shall be governed by and construed in accordance with the laws of the PRC.


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     6. Notice.

Any notice, request or other communication to be given or made under this Agreement shall be in writing. Any such communication may be delivered by hand, airmail, facsimile or established courier service to the Party's address specified below or at such other address as such Party notifies to the other Party from time to time, and will be effective upon receipt (if a communication is delivered by facsimile, the time of the receipt of the facsimile shall be the time when the sender receives a confirmed transmittal receipt).

For Party A:
Shanghai Sifang Information Technology Co. Ltd.,
Attention:
Fax:


For Party B:
Shanghai TCH Data Technology Co. Ltd.
Attention:
Fax:


     7. Severability.

The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any other provision. This Agreement shall continue in full force and effect except for any such invalid, illegal or unenforceable provision.

     8. Headings.

The headings throughout this Agreement are for convenience only and are not intended to limit or be used in the interpretation of the provisions of this Agreement.

     9. Language and Counterparts.

This Agreement shall be in the Chinese language. This Agreement and any amendment hereto may be executed by the Parties in separate counterparts, each and all of which shall be original and all of which together shall constitute one and the same instrument.

     10. Dispute Resolution.

All disputes arising from the execution of, or in connection with this Agreement shall be settled through amicable consultation between the Parties. If no settlement can be reached through consultation, the dispute shall be submitted to the China International Economic and Trade Arbitration Commission (CIETAC) Shanghai Commission for arbitration, in accordance with its arbitration rules then in effect. There shall be three arbitrators. The arbitration shall be held in Shanghai. The language of the arbitration shall be in Chinese. The arbitral award shall be final and binding on both Parties. The costs of the arbitration shall be borne by the losing Party, unless the arbitration award stipulates otherwise.


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     IN WITNESS  WHEREOF,  the Parties have caused this Agreement to be executed by their respective duly authorized signatories as of the day and year first written above.

                [Remainder of the page intentionally left blank]





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         [Execution Page]










 Party A: Shanghai Sifang Information Technology Co. Ltd.,







[Executed pursuant to corporate seal]


Authorized representative



Party B: Shanghai TCH Data Technology Co. Ltd.




[Executed pursuant to corporate seal]


Authorized representative





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                                   Schedule A
                                   ----------
                        Contents of Information Services
                        --------------------------------

     Within the scope that is permitted by law, the information services provided by Party B shall include:

     Decoding, formatting, sorting, processing, etc. of various types of information, which information shall include but not be limited to financial information.



                                   Schedule B
                                   ----------
                        Contents of Transmission Services
                        ---------------------------------

     Within the scope that is permitted by the law, the contents of the transmission services provided by Party A shall include:

          1.   Providing mobile information sending platform;

          2.   Providing sales network; and

          3.   Coordinating with mobile services operators.



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